Exhibit 21

Subsidiaries of Registrant

Domestic Subsidiaries	State of Incorporation
Carlisle Coatings & Waterproofing Incorporated	Delaware
Carlisle Corporation	Delaware
Carlisle Flight Services, Inc.	Delaware
Carlisle FoodService Products Incorporated	Delaware
Carlisle Insurance Company	Vermont
Carlisle Intangible Company	Delaware
Carlisle International, Inc	Delaware
..Carlisle Management Company	Delaware
Carlisle Power Transmission Products, Inc.	Nevada
Carlisle Roofing Systems, Inc.	Delaware
Carlisle SPV, Inc.	Delaware
Carlisle SynTec Incorporated	Delaware
Carlisle Tire & Wheel Company	Delaware
Carlisle TPO, Inc.	Delaware
Hunter Panels, LLC	Maine
Insulfoam, LLC	Delaware
Johnson Truck Bodies, LLC	Delaware
Kenro Incorporated	Delaware
Motion Control Industries, Inc.	Delaware
Tensolite Company	Delaware
Trail King Industries, Inc.	South Dakota
Trail King of S.D., Inc.	Delaware
Versico, LLC	Delaware

Foreign Subsidiaries	Jurisdiction
Carlisle Asia Pacific Limited	Hong Kong
Carlisle Brake Products (Hangzhou) Co., Ltd.	China
Carlisle Brake Products (UK) Limited	United Kingdom
Carlisle Canada, a general partnership	Canada
Carlisle Europe BV	Netherlands
Carlisle Europe Off-Highway BV	Netherlands
Carlisle Europe On-Highway BV	Netherlands
Carlisle Financial Services BV	Netherlands
Carlisle FoodService Products Europe BV	Netherlands
Carlisle Hardcast Europe BV	Netherlands
Carlisle Holding Limited	United Kingdom
Carlisle Holdings ApS	Denmark
Carlisle (Meizhou) Rubber Products Co., Ltd	China
Carlisle Process Systems A/S	Denmark
Carlisle Productos Mexico S. De R.I. De C.V.	Mexico
Carlisle Tire & Rubber (Free Zone) Limited	Trinidad
CSL Manufacturing CV	Netherlands
Carlisle Hardcast France SA	France
Carlisle Holdings APS	Denmark
Aztech Holdings	Denmark
Japan Power Brakes*	Japan
Pulidora, SA de C.V.	Mexico
Scherping Systems of Denmark ApS	Denmark
Tianjin Jolly Tone Carlisle Mold Making & Injection Industrial Co., Ltd.*	China

*
The Company owns (i) a 49% interest in Japan Power Brakes, and (ii) a 45% interest in Tianjin Jolly Tone Carlisle Mold Making & Injection Industrial Co., Ltd.